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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Netegrity, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Netegrity, Inc. related to the registration of common stock for the 2004 Stock Incentive Plan, of our report dated January 26, 2004, with respect to the consolidated balance sheets of Netegrity, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2003 annual report on Form 10-K of Netegrity, Inc.

Our reports refer to our audit of the adjustments that were applied and the disclosures added to revise the 2001 consolidated financial statements, as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such adjustments and disclosures.

                                                  /s/ KPMG LLP
Boston, Massachusetts
August 23, 2004